Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-298703 on Form F-4 of our report dated March 12, 2026, relating to the financial statements of Enterprise Navigator Ethylene Terminal LLC (not separately presented herein or incorporated by reference), appearing in the Annual Report on Form 20-F of Navigator Holdings Ltd for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

October 14, 2026